Exhibit 15.1
JUN HE LAW OFFICES
25/F Shanghai Kerry Centre
1515 Nanjing Road West
Shanghai, 200040
P. R. China
Tel: +86 (21) 5298-5488;
Fax: +86 (21) 5298-5492.
Date: April 1, 2011
RDA Microelectronics, Inc.
Suite 302, Building 2, 690 Bibo Road
Pudoug District, Shanghai 201203
The People’s Republic of China
Ladies and Gentlemen:
     We hereby consent to the use of our name under the captions “REGULATION” and “RISK FACTORS” included in the Form 20-F, which will be filed by RDA Microelectronics, Inc. on April 1, 2011, with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2010.
Sincerely yours,
/s/ Jun He Law Offices